   As filed with the Securities and Exchange Commission on September 5, 1997

                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ----------------------------

                              VEECO INSTRUMENTS INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                            11-2989601
(State or other jurisdiction                              (I.R.S. Employer of
incorporation or organization)                            Identification No.)

                    TERMINAL DRIVE, PLAINVIEW, NEW YORK 11803
                    (Address of principal executive offices)

                             VEECO INSTRUMENTS INC.
                              AMENDED AND RESTATED
                        1992 EMPLOYEES' STOCK OPTION PLAN

                              AMENDED AND RESTATED
                             VEECO INSTRUMENTS INC.
                   1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                                 EDWARD H. BRAUN
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             VEECO INSTRUMENTS INC.
                                 TERMINAL DRIVE
                            PLAINVIEW, NEW YORK 11803
                    (Name and address of agent for service)

                                 (516) 349-8300
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              RORY A. GREISS, ESQ.
                   KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP
                                 425 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 836-8000

                       ----------------------------------

                                  CALCULATION OF REGISTRATION FEE

============================ =================== ===================== ================= ==============
                                                                           Proposed
                                                      Proposed              maximum
     Title of                                          maximum             aggregate       Amount of
    securities                  Amount to be           offering            offering       registration
  to be registered              registered (1)     price per unit (2)       price(2)          fee
- ---------------------------- ------------------- --------------------- ----------------- --------------
Common Stock, par value        665,000 shares         $62.25              $41,396,250       $12,544.32
$.01 per share
============================ =================== ===================== ================= ==============


(1) This total represents (a) an additional 600,000 shares of Common Stock reserved for issuance pursuant to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (the "Employees' Stock Option Plan") and (b) an additional 65,000 shares of Common Stock reserved for issuance pursuant to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (the "Directors' Stock Option Plan"). With respect to the Employees' Stock Option Plan, 276,787 shares, 250,000 shares and 300,000 shares, respectively, of Common Stock reserved for issuance pursuant thereto were previously registered pursuant to the Registrant's Registration Statement on Form S-8, File No. 33-87394, filed with the Securities and Exchange Commission (the "Commission") on December 15, 1994, the Registrant's Registration Statement on Form S-8, File No. 33-95424, filed with the Commission on August 4, 1995 and the Registrant's Registration Statement on Form S-8, File No. 333-08981, filed with the Commission on July 26, 1996. With respect to the Directors' Stock Option Plan, 25,000 shares and 25,000 shares, respectively, of Common Stock reserved for issuance pursuant thereto were previously registered pursuant to the Registrant's Registration Statement on Form S-8, File No. 33-87394, filed with the Commission on December 15, 1994 and the Registrant's Registration Statement on Form S-8, File No. 333-08981, filed with the Commission on July 26, 1996.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of Common Stock reported in the Nasdaq National Market on August 29, 1997.

                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        The contents of Veeco Instruments Inc.'s (the "Company") (a) Registration Statement on Form S-8, File Number 33-87394, filed with the Securities and Exchange Commission (the "Commission") on December 15, 1994,
(b) Registration Statement on Form S-8, File Number 33-95424, filed with the Commission on August 4, 1995 and (c) Registration Statement on Form S-8, File Number 333-08981, filed with the Commission on July 26, 1996, are incorporated herein by reference.

ITEM 8.  EXHIBITS.

 Exhibit
   No.           Description
 -------         -----------

  5.1 Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP with respect to legality of securities being registered (filed herewith).

 10.1 Amendment, dated May 15, 1997, to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (filed herewith).

 10.2 Amendment, dated July 25, 1997, to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (filed herewith).

 10.3            Amendment dated May 15, 1997 to the Amended and
                 Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (filed herewith).

 23.1            Consent of Ernst & Young LLP (filed herewith).

 23.2 Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP (included in Exhibit 5.1).

 24 Powers of Attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York on August 28, 1997.

                                            VEECO INSTRUMENTS INC.

                                            By: /s/ Edward H. Braun
                                               ----------------------------
                                                 Edward H. Braun
                                                 Chairman, Chief Executive
                                                 Officer and President

        POWER OF ATTORNEY. Each person whose signature appears below hereby authorizes each of Edward H. Braun and John F. Rein, Jr., as attorney-in-fact, to sign and file on his or her behalf, individually and in each capacity stated below, any post-effective amendment to this registration statement or any registration statement relating to this offering.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

                                                                       Date
                                                                       ----

/s/ Edward H. Braun                                            August 28, 1997
- ----------------------------------------
Edward H. Braun
Chairman, Chief Executive Officer,
President and Director
(principal executive officer)

/s/ John F. Rein, Jr.                                          August 28, 1997
- ----------------------------------------
John F. Rein, Jr.
Vice President-Finance,
Chief Financial Officer,
Secretary and Treasurer
(principal financial officer)

                                                                        Date
                                                                        ----

/s/ Walter J. Scherr                                           August 28, 1997
- -------------------------------------------
Walter J. Scherr
Director


/s/ Richard A. D'Amore                                         August 28, 1997
- ----------------------------------------
Richard A. D'Amore
Director


/s/ Joel A. Elftmann                                           August 28, 1997
- ------------------------------------------
Joel A. Elftmann
Director


/s/ Paul R. Low                                                August 28, 1997
- ------------------------------------------
Paul R. Low
Director


/s/ James C. Wyant                                             August 31, 1997
- ---------------------------------------
James C. Wyant
Director

                                   EXHIBIT INDEX


   EXHIBIT NO.                               DOCUMENT
   ----------                                --------

    5.1 Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP with respect to legality of securities being registered (filed herewith).

    10.1           Amendment, dated May 15, 1997, to the Veeco Instruments Inc.
                   Amended and Restated 1992 Employees' Stock Option Plan
                   (filed herewith).

    10.2           Amendment, dated July 25, 1997, to the Veeco Instruments
                   Inc. Amended and Restated 1992 Employees' Stock Option Plan
                   (filed herewith).

    10.3           Amendment, dated May 15, 1997, to the Amended and Restated
                   Veeco Instruments Inc. 1994 Stock Option Plan for Outside
                   Directors (filed herewith).

    23.1           Consent of Ernst & Young LLP (filed herewith).

    23.2           Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP
                   (included in Exhibit 5.1).

    24 Powers of Attorney (included on signature page of this Registration Statement).